Exhibit: 26-(h)(4)(k): Amendment No. 3 to Participation Agreement by and among ReliaStar Bankers Security Life Insurance Company (formerly Bankers Security Life Insurance Society and renamed ReliaStar Life Insurance Company of New York), Fidelity's Variable Insurance Products Fund II and Fidelity Distributors Corporation

AMENDMENT NO. 3

     Amendment to the Participation Agreement among ReliaStar Life Insurance Company of New York (formerly ReliaStar Bankers Security Life Insurance Company) (the "Company"), Variable Insurance Products Fund II (the "Fund") and Fidelity Distributors Corporations (the "Underwriter") dated March 9, 1995 (the "Agreement").

1) Paragraph 1 on page 1 of the Agreement is hereby amended by inserting the Company's present name, "ReliaStar Life Insurance Company of New York," in place of its former name.

2) Schedule A is hereby revised to read as follows:

SCHEDULE A CONTRACTS February 18, 1998

Policy Form Numbers of Contracts Funded by Separate Account
Name of Separate Account and Date Established by Board of Directors
Separate Account M -- 3/81	B-ORD-1928-90
Separate Account P -- 12/81
Separate Account Q -- 9/82
ReliaStar Life Insurance Company of New York Variable Life Separate Account I -- 3/82	85-251; 85-438

3) Schedule C is hereby revised to read as follows:

SCHEDULE C December 20, 1996

Other investment companies currently available under variable annuities or variable life insurance issued by the Company:

Oppenheimer Variable Account Funds

Alliance Capital Management Funds

USLICO Series Fund (an in-house fund that supports ReliaStar Bankers Security life Insurance Company's and United Services Life Insurance Company's variable life insurance products.)

Putnam Capital Manager Trust Funds

Northstar Variable Trust Portfolios

OCC Accumulation Trust Portfolios

Neuberger&Berman Advisors Management Trust Portfolios

Janus Aspen Series Portfolios

The Alger American Fund Portfolios

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of March 3, 1998.

ReliaStar Life Insurance Company of New York

By: /s/ Jeffrey A. Prouix
Name: Jeffrey A. Prouix
Title: Assistant Secretary

Variable Insurance Products Fund II

By: /s/ Robert C. Pozen
Name: Robert C. Pozen
Title: Senior Vice President

Fidelity Distributors Corporation

By: /s/ Kevin J. Kelly
Name: Kevin J. Kelly
Title: Vice President